Exhibit 99.2
REVOCABLE PROXY
PREMIER COMMUNITY BANKSHARES, INC.

PLEASE MARK VOTES
☒	AS IN THIS EXAMPLE
Annual Meeting of Shareholders — June __, 2007
Proxy Solicited on Behalf of the Board of Directors
The undersigned hereby appoints                                            ,                                            , and                                            , jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the right side of this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Premier Community Bankshares, Inc., a Virginia corporation (the “Corporation”), to be held at the                                            ,                                           ,                      , Virginia, on June ___, 2007 at 10:00 a.m., local time, or any adjournments thereof, for the following purposes:

	For	With- hold	For All Except
1. To elect as directors the four persons listed as nominees below for the terms indicated.

	☐	☐	☐

For Term Expiring in 2010

Walter H. Aikens, D. Frank Hill, III, Paul R. Yoder, Jr. and Mensel D. Dean

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. To approve and adopt the Agreement and Plan of Reorganization dated as of January 26, 2007, between Premier Community Bankshares, Inc. and United Bankshares, Inc. and the transactions contemplated thereby.
	For ☐	Against ☐	Abstain ☐

3. To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.
	For ☐	Against ☐	Abstain ☐

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.
Shareholder sign above—Co-holder (if any) sign above

é	Detach above card, sign, date and mail in postage paid envelope provided.	é
PREMIER COMMUNITY BANKSHARES, INC.

If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IF YOR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.